                                                                    EXHIBIT 10.1


                           GLOBAL AMENDMENT AGREEMENT



         THIS GLOBAL AMENDMENT AGREEMENT (this "Agreement") is dated as of April 29, 2003, by and among CROWN CRAFTS, INC., (the "Parent", or the "Company"), CHURCHILL WEAVERS, INC., HAMCO, INC. AND CROWN CRAFTS INFANT PRODUCTS, INC. (individually and collectively, as the context shall require, the "Subsidiaries" and, together with the Parent, the "Borrowers" or the "Obligors"), WACHOVIA BANK, NATIONAL ASSOCIATION (successor by merger to Wachovia Bank, N.A.) in its capacity as Agent under the Credit Agreement described below (the "Agent"), WACHOVIA BANK, NATIONAL ASSOCIATION (successor by merger to Wachovia Bank, N.A.), BANC OF AMERICA STRATEGIC SOLUTIONS, INC. (as assignee of Bank of America, N.A.) and THE PRUDENTIAL INSURANCE COMPANY OF AMERICA (individually and collectively, as the context shall require, the "Lenders" or the "Purchasers"), and WACHOVIA BANK, NATIONAL ASSOCIATION (successor by merger to Wachovia Bank, N.A.), BANK OF AMERICA, N.A. and THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, as Holders (as that term is defined below).

                                   WITNESSETH:

         WHEREAS, the Borrowers, the Agent and the Lenders entered into that Credit Agreement dated as of July 23, 2001, as amended by First Amendment to Credit Agreement dated as of September 28, 2001, Second Amendment to Credit Agreement dated as of November 25, 2002 and Third Amendment to Credit Agreement dated as of February 10, 2003 (as so amended, the "Credit Agreement");

         WHEREAS, the Company and the Purchasers entered into that certain Subordinated Note and Warrant Purchase Agreement dated as of July 23, 2001, as amended by First Amendment of Subordinated Note and Warrant Purchase Agreement dated as of September 28, 2001 and Second Amendment of Subordinated Note and Warrant Purchase Agreement dated as of February 10, 2003 (as so amended, the "Purchase Agreement");

         WHEREAS, the Subsidiaries are Obligors under the Purchase Agreement and the "Transaction Documents", as that term is defined in the Purchase Agreement;

         WHEREAS, pursuant to the Credit Agreement, the Borrowers and the Agent entered into the "Security Documents", including a "Domestic Stock Pledge Agreement", a "Foreign Stock Pledge Agreement", a "Security Agreement" and the "Mortgages", as those terms are defined in the Credit Agreement (collectively, the "Senior Security Documents");

         WHEREAS, pursuant to the Purchase Agreement, the Company and the Purchasers entered into the "Security Documents", including a "Domestic Stock Pledge Agreement", a "Foreign Stock Pledge Agreement", a "Security Agreement" and the "Mortgages", as those terms are defined in the Purchase Agreement (collectively, the "Subordinated Security Documents") and the Company issued to the Lenders the "Warrants", as that term is defined in the Purchase Agreement (the Warrant issued to Bank of America, N.A. not having been assigned by it to Banc of America Strategic Solutions, Inc., but still being held by Bank of America, N.A., and Wachovia Bank, National Association, Bank of America, N.A. and The Prudential Insurance Company of America, in their capacity as holders of the Warrants, being individually and collectively referred to herein, as the "Holders");

         WHEREAS, pursuant to the Credit Agreement and the Purchase Agreement, the Agent, as Collateral Agent, the Lenders and the Purchasers are parties to an Intercreditor Agreement dated as of July 23, 2001 (the "Intercreditor Agreement");

         WHEREAS, the Company has requested that the Holders execute and deliver a Reserved Shares Agreement to be dated as of even date herewith, pursuant to which (i) the Holders would permit the Company to issue "Contingent Shares" (as that term is defined therein) upon the happening of certain events and (ii) the Company would issue to the Holders the "Subordinated Contingent Notes" (as that term is defined therein), payable to the Holders upon the circumstances, in the amounts and upon the terms set forth therein, which Subordinated Contingent Notes will be subordinated as to payment and priority to the obligations under the Credit Agreement in the same manner and to the same extent as the "Notes" issued under, and as defined in, the Purchase Agreement, pursuant to Article X of the Purchase Agreement; and

         WHEREAS, the parties intend to amend the Credit Agreement, the Purchase Agreement and the Intercreditor Agreement to permit and give effect to the foregoing, and to include the Subordinated Contingent Notes as part of the "Obligations" (as that term is defined in the Purchase Agreement), secured pursuant to the Subordinated Security Documents, subject to the terms and conditions hereof;

         NOW, THEREFORE, for and in consideration of the above premises and other good and valuable consideration, the receipt and sufficiency of which hereby is acknowledged by the parties hereto, the Parent and the Subsidiaries (in their respective capacities as Borrowers under the Credit Agreement and Obligors under the Purchase Agreement), the Agent, and the Lenders and Purchasers (in their respective capacities as such under the Credit Agreement and the Purchase Agreement, respectively), and the Holders (in their capacities as holders of the Subordinated Contingent Notes) hereby covenant and agree as follows:

         1. Definitions. Unless otherwise specifically defined herein, each term used herein which is defined in the Credit Agreement or the Purchase Agreement shall have the meaning assigned to such term in the Credit Agreement or the Purchase Agreement, as the case may be.

         2. Amendments to Credit Agreement.

                  (a) Amendment to Section 1.01(B). Section 1.01(B) of the Credit Agreement hereby is amended by deleting the definition of "Permitted Encumbrances" and adding the definitions of "Permitted Encumbrances" and "Subordinated Contingent Notes" in appropriate alphabetical sequence, as follows:

                           "Permitted Encumbrances" means, (i) as to the
                  Collateral granted pursuant to SECTION 3.01, the liens and encumbrances securing the Subordinated Contingent Notes and the encumbrances set forth on SCHEDULE 3.01, and (ii) as to each parcel of the Real Properties, the encumbrances expressly permitted by the Mortgage with respect to such parcel of the Real Properties.

                           "Subordinated Contingent Notes" means the
                  Subordinated Contingent Promissory Notes dated April 29, 2003, issued by the Parent to Wachovia Bank, National Association, Bank of America, N.A. and The Prudential Insurance Company of America, together with all amendments, consolidations, modifications, renewals and supplements thereto, which are payable to the order of such holders upon the circumstances, in the amounts and upon the terms set forth therein, which Subordinated Contingent Notes are subordinated as to payment and priority to the obligations under this Agreement in the same manner and to the same extent as the Senior Subordinated Notes pursuant to Article X of the Senior Subordinated Notes Purchase Agreement.

                  (b) Amendment to Section 5.21(a). Section 5.21(a) of the Credit Agreement hereby is deleted in its entirety and the following is substituted therefor:

                           Debt owing by any Borrower to any other Borrower that
                  is subordinated to the payment of the Obligations, the Senior Subordinated Notes and the Subordinated Contingent Notes;

         3. Amendments to Purchase Agreement.

                  (a) Addition of Holders of Subordinated Contingent Notes. The holders of the Subordinated Contingent Notes hereby are added to this Agreement for the purposes of adding the obligations under the Subordinated Contingent Notes as "Obligations" hereunder, secured under the Security Documents, and for the purposes of Article X and Sections 9.02, 11.01, 11.03, 11.05 and 11.11 hereof, and shall be subject to and entitled to the benefits thereof. The parties hereto acknowledge that the Collateral is held by the Collateral Agent for the ratable benefit of the Purchasers and the holders of the Subordinated Contingent Notes.

                  (b) Amendment to Section 1.01. Section 1.01 of the Purchase Agreement hereby is amended by deleting the definitions of "Collateral", "Permitted Encumbrances" and "Required Holders" and adding the definitions of "Collateral", "Obligations", "Permitted Encumbrances", "Required Holders" and "Subordinated Contingent Notes" in appropriate alphabetical sequence, as follows:

                           "Collateral" shall mean (i) the personal property in
                  which the Collateral Agent, for the benefit of the Purchasers and the holders of the Subordinated Contingent Notes, is granted a security interest pursuant to the Security Agreement, (ii) the Real Property conveyed to the Collateral Agent pursuant to the Mortgages, and (iii) the Domestic Pledged Stock and the Foreign Pledged Stock pledged to the Collateral Agent pursuant to the Domestic Stock Pledge Agreement and the Foreign Stock Pledge Agreement, respectively.

                           "Obligations" shall mean all Debts, indebtedness,
                  liabilities, covenants, duties and other obligations of the
                  Obligors: (i) to the Collateral Agent, any of the Purchasers, any of the holders of the Subordinated Contingent Notes, or any of their respective successors, permitted transferees or permitted assigns, included or arising from time to time under this Agreement or any other Transaction Document, whether evidenced by any note or other writing, whether arising from the extension of credit, opening of a letter of credit, acceptance or loan guaranty, including, without limitation, principal, interest, Yield-Maintenance Amount, fees, costs, attorney's fees and indemnification amounts and any and all extensions or renewals thereof in whole or in part, direct or indirect, absolute or contingent, due or to become due, primary or secondary, or joint or several; (ii) to any Purchaser or Affiliate thereof arising under any Interest Rate Protection Agreement with any such Purchaser or Affiliate, including, without limitation, any premature termination or breakage or other costs with respect thereto; (iii) to any Purchaser and its Affiliates, arising in connection with any banking or related transactions, services or functions provided to the

                  Company in connection with the conduct of the Company's business (excluding extensions of credit giving rise to any Debt for Money Borrowed not related to this Agreement or any of the other Transaction Documents).

                           "Permitted Encumbrances" means, (i) as to the
                  Collateral granted pursuant to the Security Agreement, the liens and encumbrances securing the Subordinated Contingent Notes and the encumbrances set forth on Schedule 7.10, and
                  (ii) as to each parcel of the Real Properties, the encumbrances expressly permitted by the Mortgage with respect to such parcel of the Real Properties.

                           "Required Holders" shall mean at any time: (i) prior
                  to payment in full of the Notes and all other Obligations pertaining thereto, Purchasers holding at least (1) so long as there are 3 or fewer Purchasers, 100%, (2) otherwise, 66 2/3's% of the aggregate outstanding principal amount of the Notes; provided, however, that such calculation shall be made without including the principal amount of Notes held by any Purchasers which are in default with respect to their obligations to the Collateral Agent, any Obligor or any Purchaser; and (ii) thereafter, holders of Subordinated Contingent Notes holding at least (1) so long as there are 3 or fewer such holders, 100%, (2) otherwise, 66 2/3's% of the aggregate outstanding principal amount of the Subordinated Contingent Notes; provided, however, that such calculation shall be made without including the principal amount of Subordinated Contingent Notes held by any Purchasers which are in default with respect to their obligations to the Collateral Agent, any Obligor or any other such holder.

                           "Subordinated Contingent Notes" means the
                  Subordinated Contingent Promissory Notes dated April 29, 2003, issued by the Company to Wachovia Bank, National Association, Bank of America, N.A. and The Prudential Insurance Company of America, together with all amendments, consolidations, modifications, renewals and supplements thereto, which are payable to the order of such holders upon the circumstances, in the amounts and upon the terms set forth therein.

                  (c) Amendment to Section 9.02. Section 9.02 of the Purchase Agreement hereby is amended by adding a new (g) at the end thereof, as follows:

                           (g) The parties hereto acknowledge and agree that:
                  (i) until payment in full of the Notes and all Obligations relating thereto, the foregoing provisions of this Section
                  9.02 shall be exercisable solely by the Purchasers constituting the Required Holders; and (ii) thereafter, the foregoing provisions of this Section 9.02 shall be exercisable by the holders of Subordinated Contingent Notes constituting the Required Holders, and for such purposes, references to "Notes" shall be deemed to be references to "Subordinated Contingent Notes".

                  (d) Amendment to Article X. Article X of the Purchase Agreement hereby is deleted in its entirety and the following is substituted therefor:


                                    ARTICLE X

            SUBORDINATION OF NOTES AND SUBORDINATED CONTINGENT NOTES

                           SECTION 10.01. SUBORDINATION. Anything in this
                  Agreement to the contrary notwithstanding, all amounts owing to the holders of the Notes under this Agreement or any other Transaction Document, and any amounts owing to the holders of the Subordinated Contingent Notes, in each case including without limitation, principal, Yield-Maintenance Amount, if any, interest and fees (excluding fees and expenses of special counsel to the holders of the Notes or the holders of the Contingent Subordinated Notes) (the "SUBORDINATED DEBT"), shall be subordinate and junior to all Senior Debt to the extent set forth in Section 10.01(a) through (g), inclusive, below.

                           (a) INSOLVENCY. In the event of any insolvency,
                  bankruptcy, liquidation, reorganization or other similar proceedings, or any receivership proceedings in connection therewith, relative to the Company or any other Obligor, and in the event of any proceedings for voluntary liquidation, dissolution or other winding up of the Company or any other Obligor, whether or not involving insolvency or bankruptcy proceedings, then all Senior Debt shall first be paid in full in cash before any payment of or on account of the Subordinated Debt.

                           (b) INSOLVENCY DISTRIBUTIONS. In any of the
                  proceedings referred to in Section 10.01(a) above, any payment or distribution of any kind or character, whether in cash, property, stock or obligations, which may be payable or deliverable by the Company in respect of the Subordinated Debt shall be paid or delivered directly to the holders of Senior Debt (or to a banking institution selected by the court or Person making the payment or delivery or designated by any holder of Senior Debt) for application in payment thereof in accordance with the priorities then existing among such holders, unless and until all Senior Debt shall have been paid in full in cash; provided, however, that no such delivery shall be made to holders of Senior Debt of stock or obligations which are issued pursuant to reorganization proceedings in respect of the Subordinated Debt if such stock or obligations are subordinate and junior (whether by law or agreement) at least to the extent provided in this Section
                  10.01 to the payment of all Senior Debt then outstanding and to the payment of any stock or obligations which are issued in exchange or substitution for any Senior Debt then outstanding.

                           (c) SENIOR DEBT PAYMENT DEFAULT -- PAYMENT BLOCKAGE.
                  If the Company shall default in the payment of any principal of or interest or Premium on any Senior Debt when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration of acceleration or otherwise, then, until such default shall have been remedied by payment in full in cash or waived, no holder of the Notes or of the Subordinated Contingent Notes shall accept or receive any direct or indirect payment of or on account of the Subordinated Debt.

                           (d) SENIOR DEBT COVENANT DEFAULTS -- PAYMENT
                  BlOCKAGE. Upon the occurrence and during the continuance of any Senior Debt Default (other than under circumstances when the terms of Section 10.01(c) above are applicable), no holder of the Notes or of the Subordinated Contingent Notes shall accept or receive any direct or indirect payment of or on account of any Subordinated Debt during the period (a "BLOCKAGE PERIOD") beginning on the date of receipt by such holder of written notice of such Senior Debt Default (a "DEFAULT SUBORDINATION NOTICE") from the Required Holders and ending on the earliest of (i) the date when all such Senior Debt Defaults identified in the Default Subordination Notice have been cured or waived in writing, (ii) the date that is 180 days after receipt of such Default Subordination Notice and (iii) the date of repayment in full of the Senior Debt, provided that (a) there shall be no more than four Blockage Periods during the term of the Notes or of the Subordinated Contingent Notes, (b) during any 365-day period, the aggregate number of days for which Blockage Periods may be in effect shall not exceed 210 days and (c) no facts or circumstances constituting a Senior Debt Default existing on the date of such Default Subordination Notice may be used as a basis for any subsequent Default Subordination Notice. The provisions of this Section 10.01(d) shall not prevent any payment on or in respect of the Subordinated Debt which would (in the absence of any such Senior Debt Default) have been payable on any date during a Blockage Period from being paid following the termination of such Blockage Period.

                           (e) STANDSTILL. At any time that the holders of the
                  Notes and of the Subordinated Contingent Notes are not permitted to receive payments on the Subordinated Debt pursuant to either Section 10.01(c) or (d), the holders of the Notes and of the Subordinated Contingent Notes, to the extent they are otherwise entitled to do so, will not accelerate the maturity of the Notes or Subordinated Contingent Notes or pursue any other remedy to enforce payment thereof or initiate, or join in the initiation of, any bankruptcy or insolvency proceeding relative to the Company until the earliest of (i) the date when the Senior Debt Default giving rise to the blockage of payments on the Notes pursuant to
                  Section 10.01(c) or (d) has been cured or waived in writing,
                  (ii) the date of the repayment in full of the Senior Debt,
                  (iii) the date that is 180 days after a Senior Debt payment default, (iv) the end of the Blockage Period applicable to such Senior Debt Default and (v) subject to the Intercreditor Agreement, the date on which the Senior Debt shall have been declared due and payable prior to its stated maturity or any holder of Senior Debt commences proceedings to collect any Senior Debt or realize upon any material part of the collateral for any Senior Debt (the "STANDSTILL PERIOD"). Upon the termination of the Standstill Period, the holders of the Notes and of the Subordinated Contingent Notes may exercise all rights or remedies they may have in law or equity, subject to the terms hereof and of the Intercreditor Agreement.

                           (f) EXERCISE OF REMEDIES. So long as the Senior Debt
                  is outstanding, if (i) a default pursuant to which the Subordinated Debt may be accelerated shall have occurred and is continuing and (ii) the remedies of the holders of the Subordinated Debt shall not have been suspended under the Intercreditor Agreement, upon 90 days prior written notice to the Senior Lenders of its intention to do so, each holder of the Subordinated Debt may elect to exercise any of its remedies that may exist at law or in equity. Except as otherwise provided in this Section 10(f), so long as the Senior Debt is outstanding, the Subordinated Lenders shall not take any action to enforce any remedies with respect to the Subordinated Debt.

                           (g) TURNOVER. If any payment or distribution of any
                  character, whether in cash, securities or other property, shall be received by any holder of Notes or Subordinated Contingent Notes in contravention of any of the terms of this
                  Section 10.01 and before all the Senior Debt shall have been paid in full in cash, such payment or distribution shall be received in trust for the benefit of the holders of the Senior Debt at the time outstanding and shall forthwith be paid over or delivered and transferred to the holders of Senior Debt.

                           (h) FILING CLAIMS. Each holder of the Notes and of
                  the Subordinated Contingent Notes SHALL duly and promptly take such action as is reasonably necessary to file appropriate claims or proofs of claim in any of the proceedings referred to in Section 10.01(a) and to execute and deliver such other instruments and take such other actions as may be reasonably necessary to prove or realize upon such claims and to have the proceeds of such claims paid as provided in this Section
                  10.01. In the event any holder of the Notes or of the Subordinated Contingent Notes shall not have made any such filing on or prior to the date ten days before the expiration of the time for such filing or shall not have timely executed or delivered any such other instruments and taken such other actions, each holder of Senior Debt, acting through an agent or otherwise, is hereby authorized, as the agent and attorney-in-fact for such holder of Notes or Subordinated Contingent Notes for the specific and limited purpose set forth in this paragraph, but shall have no obligation, to file such proof of claim for or on behalf of such holder of the Notes or of the Subordinated Contingent Notes, execute and deliver such other instruments for or on behalf of such the Notes or of the Subordinated Contingent Notes and take such other action necessary under applicable law to collect (subject to the provisions of Section 10.01(b)) any amounts due in respect of such claim in such proceeding. Anything contained in this paragraph notwithstanding, the right to vote any claim or claims in respect of the Subordinated Debt in connection with any proceedings referred to in Section 10.01(a) is exclusively reserved to the holders of the Notes and of the Subordinated Contingent Notes.

                           SECTION 10.02. Obligation of the Company
                  Unconditional. The provisions of this Article X are for the purpose of defining the relative rights of the holders of Senior Debt on the one hand, and the holders of the Notes and of the Subordinated Contingent Notes on the other hand, against the Company and its property, and nothing herein shall impair, as between the Company and the holders of the Notes and of the Subordinated Contingent Notes, the obligation of the Company, which is unconditional and absolute, to pay to the holders thereof the Subordinated Debt in accordance with the terms and the provisions of this Agreement and the Notes. Except as otherwise provided in Section 10.01(e), nothing contained herein shall prevent the holders of the Notes or of the Subordinated Contingent Notes from exercising all remedies otherwise permitted by applicable law or under this Agreement upon default under this Agreement or under the Notes (including, without limitation, the right to demand payment and sue for performance of the Agreement and of the Notes and of the Subordinated Contingent Notes and to accelerate the maturity of the Notes as provided in Article
                  IX) or of making demand for payment of the Subordinated Contingent Notes, subject to the rights, if any, under this
                  Article X of holders of Senior Debt to receive cash, property, stock or obligations otherwise payable or deliverable by the Company to the holders of the Notes or of the Subordinated Contingent Notes.

                           SECTION 10.03. SUBROGATION. Upon payment in full of
                  the Senior Debt in cash, the holders of the Notes and of the Subordinated Contingent Notes shall be subrogated to the rights of the holders of the Senior Debt to receive payments or distributions of assets of the Company made on the Senior Debt until the Subordinated Debt shall be paid in full, and, for the purposes of such subrogation, no payments to the holders of the Senior Debt of any cash, property, stock or obligations to which the holders of the Notes and of the Subordinated Contingent Notes would be entitled except for the provisions of Section 10.01 above shall, as between the Company, its creditors (other than the holders of the Senior
                  Debt) and the holders of the Notes and of the Subordinated Contingent Notes, be deemed to be a payment by the Company to or on account of the Senior Debt.

                           SECTION 10.04. RIGHTS OF HOLDERS OF SENIOR DEBT. The
                  provisions of this Article X shall be deemed a continuing offer to all holders of Senior Debt to act in reliance on such provisions (but no such reliance shall be required to be proven to receive the benefits hereof) and may be enforced by such holders, and no right of any present or future holder of any Senior Debt to enforce subordination as provided in this
                  Article X shall be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act by any such holder, or by any non-compliance by the Company with the terms, provisions and covenants of this Agreement or the Notes or the Subordinated Contingent Notes. Without in any way limiting the generality of the foregoing, the holders of Senior Debt may, at any time and from time to time, without the consent of or notice to the holders of the Notes or of the Subordinated Contingent Notes, and without impairing or releasing the subordination provided in this
                  Article X or the obligations hereunder of the holders of the Notes or of the Subordinated Contingent Notes to the holders of Senior Debt, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, or waive defaults under Senior Debt, or otherwise amend or supplement in any manner Senior Debt or any instrument evidencing the same or any agreement under which Senior Debt is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged or mortgaged to secure or otherwise securing Senior Debt;
                  (iii) release any Person liable in any manner for the payment or collection of Senior Debt; and (iv) exercise or refrain from exercising any rights against the Company and any other Person, including any guarantor or surety. The provisions of this Article X shall continue to be effective, or be reinstated as of the date immediately prior to payment in full of the Senior Debt, as the case may be, if at any time payment, or any part thereof, of any of Senior Debt is rescinded or must otherwise be restored or returned by the holders of Senior Debt upon occurrence of an event described in Section 10.01(a), or otherwise, all as though such payments had not been made.

                  (e) Amendment to Section 11.01. Section 11.01 of the Purchase Agreement hereby is deleted in its entirety and the following is substituted therefor:

                           SECTION 11.01. NOTICES. All notices, requests and
                  other communications to any party hereunder shall be in writing (including telecopier) and shall be effective (a) if given by mail, three (3) Business Days after being deposited in the mails or (b) if given by telecopier, when so telecopied. Notices hereunder shall be mailed or telecopied, if to the Company at 916 South Burnside Drive, Gonzales, Louisiana 70737, telecopier 225-647-9112, if to a Purchaser, as provided on the Purchaser Schedule hereto, and if to a holder of the Contingent Subordinated Notes, addressed as follows, or to such other address as such holder may designate by notice to the other parties hereto:

                           Wachovia Bank, National Association
                           191 Peachtree Street, N.E.
                           Atlanta, Georgia 30303-1757
                           Attention: Monica Cole
                           Telecopier number: 404-332-6920
                           Confirmation number: 404-332-4073

                           Bank of America, N.A.
                           101 N. Tryon St.
                           NC1-001-15-04
                           Charlotte, NC 28255-0001
                           Attention: Sally Johnson
                           Telecopier number: 704-409-0049
                           Confirmation number: 704-388-1112

                           The Prudential Insurance Company of America
                           c/o Prudential Capital Group
                           Corporate and Project Workouts
                           100 Mulberry Street, Gateway Center 4
                           Newark, New Jersey 07102
                           Attention: Paul Procyk
                           Telecopier number: 973-802-2333
                           Confirmation number: 973-367-3279

                  (f) Amendment to Section 11.03. Section 11.03 of the Purchase Agreement hereby is deleted in its entirety and the following is substituted therefor:

                           Section 11.03. EXPENSES.

                           (a) The Company agrees to pay on demand all costs,
                  expenses, taxes and fees (i) incurred by any Purchaser in connection with the preparation, execution and delivery of this Agreement and all other Transaction Documents, including the reasonable fees and disbursements of counsel for such Purchaser; (ii) incurred by such Purchaser in connection with the preparation, execution and delivery of any waiver, amendment or consent by such Purchaser relating to the Transaction Documents, including the reasonable costs and fees of counsel for such Purchaser; and (iii) incurred by such Purchaser, including the reasonable costs and fees of its counsel, in connection with the enforcement of the Transaction Documents.

                           (b) The Company agrees to indemnify, pay and hold
                  each Purchaser and any holder of any of the Notes and the Warrants and the officers, directors, employees and agents of such Purchaser and such holders (the "Indemnified Persons") harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind (including, without limitation, the reasonable fees and disbursements of counsel for any Indemnified Person in connection with any investigative, administrative or judicial proceeding, whether or not such Indemnified Person shall be designated a party thereto) which may be incurred by any Indemnified Person, relating to or arising out of the enforcement of this Agreement, the Notes, the Warrants or any other Transaction Document or any actual or proposed use of proceeds of the Notes; provided, that no Indemnified Person shall have the right to be indemnified hereunder for its own gross negligence or willful misconduct, as finally determined by a court of competent jurisdiction.

                  (g) Amendment to Section 11.05. Section 11.05 of the Purchase Agreement hereby is deleted in its entirety and the following is substituted therefor:

                           SECTION 11.05. SUCCESSORS AND ASSIGNS. The provisions
                  of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, that the Company may not assign or otherwise transfer any of its rights or obligations under this Agreement, the Note or any other Transaction Document to any Person without the prior written consent of the Required Holders or, prior to the payment in full of the Notes and the obligations related thereto, under the Subordinated Contingent Notes without the prior written consent of the Required Holders (as defined in clause (ii) of the definition thereof) . Any assignee of the Notes or the Subordinated Contingent Notes shall have, to the extent of such assignment (unless otherwise provided therein), the same rights, obligations and benefits as it would have if it were a Purchaser hereunder and under the other Transaction Document, or a holder of a Subordinated Contingent Note, as the case may be. Notwithstanding the foregoing, a Purchaser or a holder of a Subordinated Contingent Note may sell or otherwise grant participations in all or any part of the Notes or Subordinated Contingent Notes, as applicable. The holder of any such participation, if the participation agreement so provides, shall have the same rights and benefits of a Purchaser or a holder of a Subordinated Contingent Note hereunder.

                  (h) Amendment to Section 11.11. Section 11.11 of the Purchase Agreement hereby is deleted in its entirety and the following is substituted therefor:

                           SECTION 11.11. TERMINATION OF AGREEMENT. This
                  Agreement shall terminate upon the payment in full of the Notes and all Obligations relating thereto and the Subordinated Contingent Notes and all Obligations relating thereto; provided that, Sections 3.02, 3.03 and 10.03 shall survive the termination of this Agreement.

         4. Amendments to the Intercreditor Agreement

                  (a) Amendments to Recitals. The penultimate "WHEREAS" clause of the Intercreditor Agreement hereby is deleted in its entirety and the following is substituted therefor:

                           WHEREAS, the Lenders, the Purchasers and the holders
                  of the Subordinated Contingent Notes (collectively, the "SECURED PARTIES") wish to appoint Wachovia as Collateral Agent to act on behalf of the Secured Parties; and the Lender and the Purchasers wish to add the holders of the Subordinated Contingent Notes as parties hereto.

                  (b) Amendments to Section 1. Section 1 of the Intercreditor is amended by deleting the definitions of "Subordinated Creditor" and "Subordinated Transaction Documents and adding the definitions of "Subordinated Creditor", "Subordinated Contingent Notes" and "Subordinated Transaction Documents" in appropriate alphabetical sequence, as follows:

                           "Subordinated Creditor" means, collectively, the
                  Purchasers and the holders of the Subordinated Contingent Notes, together with any future holders or assignees (or any of them) of the Subordinated Obligations.

                           "Subordinated Transaction Documents" means (i) the
                  Purchase Agreement, together with the Transaction Documents (as defined in the Purchase Agreement), (ii) the Subordinated Security Documents (as defined in the Purchase Agreement),
                  (iii) the Subordinated Contingent Notes, and (iv) all other documents entered into in connection therewith which relate to indebtedness or liabilities of the Parent and its Subsidiaries incurred thereunder and the other obligations evidenced thereby and any amendments, restatements, supplements or modifications of or with respect to any of the foregoing and permitted hereunder.

                           "Subordinated Contingent Notes" means the
                  Subordinated Contingent Promissory Notes dated April 29, 2003, issued by the Parent to Wachovia Bank, National Association, Bank of

                  America, N.A. and The Prudential Insurance Company of America, together with all amendments, consolidations, modifications, renewals and supplements thereto, which are payable to the order of such holders upon the circumstances, in the amounts and upon the terms set forth therein.

                  (c) Amendment to Section 14. Section 14 of the Intercreditor hereby is deleted in its entirety and the following is substituted therefor:

                           14. NOTES AND SUBORDINATED CONTINGENT NOTES
                  EVIDENCING SUBORDINATED OBLIGATIONS. The Notes (as defined in the Purchase Agreement) and the Subordinated Contingent Notes and all other notes or other evidence of indebtedness accepted by each Subordinated Creditor from the Parent hereafter shall contain a specific statement therein that the indebtedness thereby evidenced is subordinated in right of payment and subject to the provisions of this Intercreditor Agreement. Copies of the Subordinated Transaction Documents will be delivered to the Senior Creditors on, or have been delivered to prior to, the date hereof, or upon any subsequent execution thereof.

                  (d) Amendment to Section 21. Section 21 of the Intercreditor Agreement hereby is amended by deleting clause (b) in its entirety and the following is substituted therefor:

                           (b) in the case of the Subordinated Creditors, at the
                  address or telefacsimile number set forth in the Purchase Schedule to the Purchase Agreement (as to the Purchasers), or in Section 11.01 of the Purchase Agreement (as to the holders of the Subordinated Contingent Notes) or such other address or telefacsimile number as any Subordinated Creditor may hereafter specify for the purpose by notice to each other party, and...

                  (3) Amendment to Section 29. Section 29 of the Intercreditor Agreement hereby is amended by deleting clause THIRD in its entirety and the following is substituted therefor:

                  THIRD: (i) first, to each Subordinated Creditor which has any Subordinated Obligations outstanding relating to Notes, ratably to each such Subordinated Creditor based on the percentage which the amount outstanding of such Subordinated Creditor's Subordinated Obligations relating to Notes bears to the aggregate amount outstanding of all Subordinated Obligations to all Subordinated Creditors relating to Notes, for application to the Subordinated Obligations relating to Notes until all Subordinated Obligations relating to Notes have been indefeasibly paid in full and (ii) secondly, to each Subordinated Creditor which has any Subordinated Obligations outstanding relating to Subordinated Contingent Notes, ratably to each such Subordinated Creditor based on the percentage which the amount outstanding of such Subordinated Creditor's Subordinated Obligations relating to Subordinated Contingent Notes bears to the aggregate amount outstanding of all Subordinated Obligations to all Subordinated Creditors relating to Subordinated Contingent Notes, for application to the Subordinated Obligations relating to Subordinated Contingent Notes until all Subordinated Obligations relating to Subordinated Contingent Notes have been indefeasibly paid in full; and

         5. Acknowledgments re Security Documents under the Purchase Agreement. Each of the parties hereto acknowledges that the Subordinated Contingent Notes constitute "Obligations" under the Purchase Agreement, and are secured pursuant to the "Security Documents" (as defined in the Purchase Agreement). In addition, the Subsidiaries hereby acknowledge and agree that the Subordinated Contingent Notes are unconditionally and irrevocably guaranteed pursuant to the provisions of the Mortgages, as fully as if they had been expressly referred to therein.

         6. Restatement of Representations and Warranties. Each of the Borrowers and the Obligors, in their capacities as such, hereby restates and renews each and every representation and warranty heretofore made by it in the Credit Agreement and the other Credit Documents to which it is a party, and the Purchase Agreement and the other Transaction Documents to which it is a party, as fully as if made on the date hereof and with specific reference to this Agreement and all other Credit Documents and Transaction Documents executed and/or delivered in connection herewith, except where reference is made to a specific date.

         7. Effect of Amendment. Except as set forth expressly hereinabove, all terms of the Credit Agreement and the other Credit Documents and the Purchase Agreement and the other Transaction Documents shall be and remain in full force and effect, and shall constitute the legal, valid, binding and enforceable obligations of the Borrowers and the Obligors, in their capacities as such. The amendments contained herein shall be deemed to have prospective application only, unless otherwise specifically stated herein.

         8. Ratification. Each of the Borrowers and the Obligors, in their capacities as such, hereby restates, ratifies and reaffirms each and every term, covenant and condition set forth in the Credit Agreement and the other Credit Documents to which it is a party and the Purchase Agreement and the other Transaction Documents to which it is a party effective as of the date hereof.

         9. Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which may be delivered by facsimile and which when so executed and delivered (including counterparts delivered by facsimile) shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.

         10. Section References. Section titles and references used in this Agreement shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreements among the parties hereto evidenced hereby.

         11. No Default. To induce the Agent, the Lenders, the Purchasers and the holders of the Subordinated Contingent Notes to enter into this Agreement and for the Lenders to continue to make advances pursuant to the Credit Agreement, (i) the Borrowers hereby acknowledge and agree that, as of the date hereof, and after giving effect to the terms hereof, there exists (1) no Default or Event of Default under the Credit Agreement and (2) no right of offset, defense, counterclaim, claim or objection in favor of the Borrowers arising out of or with respect to any of the Loans or other obligations of the Borrowers owed to the Agent or the Lenders under the Credit Agreement and the other Credit Documents, (ii) the Company hereby acknowledges and agrees that, as of the date hereof, and after giving effect to the terms hereof, there exists (1) no Default or Event of Default under the Purchase Agreement, and no breach or default exists under the Transaction Documents to which it is a party and (2) no right of offset, defense, counterclaim, claim or objection in favor of the Obligations arising out of or with respect to any of the obligations of the Company owed to the Purchasers under the Transaction Documents to which it is a party, (iii) each of the Subsidiaries hereby acknowledges and agrees that, as of the date hereof, and after giving effect to the terms hereof, there exists (1) no breach or default exists under the Transaction Documents to which it is a party and (2) no right of offset, defense, counterclaim, claim or objection in favor of if arising out of or with respect to any of its obligations owed to the Purchasers under the Transaction Documents to which it is a party.

         12. Further Assurances. Each of the Borrowers and the Obligors, in their capacities as such, agrees to take such further actions as the Agent, the Lenders, the Purchasers or the holders of the Subordinated Contingent Notes shall reasonably request in connection herewith to evidence the amendments herein contained.

         13. Governing Law. This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

         14. Conditions Precedent. This Agreement shall become effective only upon execution and delivery of this Agreement by each of the parties hereto.















                       [SIGNATURES COMMENCE ON NEXT PAGE]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, under seal, by its duly authorized officer as of the day and year first above written.

                                       CROWN CRAFTS, INC., as a Borrower, the
                                       Company and an Obligor       (SEAL)


                                       By: /s/ E. Randall Chestnut
                                           -------------------------------------
                                               Title: President & CEO

                                       CHURCHILL WEAVERS, INC., as a Borrower, a
                                       Subsidiary and an Obligor    (SEAL)


                                       By: /s/ Amy Vidrine Samson
                                           -------------------------------------
                                               Title: Vice President

                                       HAMCO, INC., as a Borrower, a Subsidiary
                                       and an Obligor               (SEAL)


                                       By: /s/ Olivia Woodyear
                                           -------------------------------------
                                               Title: Secretary - Treasurer


                                       CROWN CRAFTS INFANT PRODUCTS., as a
                                       Borrower, a Subsidiary and an Obligor
                                                                    (SEAL)


                                       By: /s/ E. Randall Chestnut
                                           -------------------------------------
                                               Title: Vice President

                                       WACHOVIA BANK, NATIONAL ASSOCIATION, as
                                       the Agent, a Lender, a Purchaser and a
                                       holder of a Subordinated Contingent Note
                                                                    (SEAL)

                                       By: /s/ David J. Sapp
                                           -------------------------------------
                                               Title: Director

                                       BANC OF AMERICA STRATEGIC SOLUTIONS, INC.
                                       (as assignee of Bank of America, N.A.),
                                       as a Lender and a Purchaser    (SEAL)

                                       By: /s/ John F. Register
                                           -------------------------------------
                                               Title: Principal

                                       BANK OF AMERICA, N.A., as a holder of a
                                       Subordinated Contingent Note   (SEAL)

                                       By: /s/ John F. Register
                                           -------------------------------------
                                               Title: Principal

                                       THE PRUDENTIAL INSURANCE COMPANY OF
                                       AMERICA, as a Lender, a Purchaser and a
                                       holder of a Subordinated Contingent Note
                                                                    (SEAL)

                                       By: /s/ Paul G. Price
                                           -------------------------------------
                                               Title: Vice President